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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549



                                       FORM 8-K
                                    CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934

                  Date of Report (Date of earliest event reported):
                                   December 16, 1999

                                    NURESCELL INC.
                (Exact name of registrant as specified in its charter)


Nevada                               0-25377                     33-0805583
(State or other jurisdiction  (Commission File Number)           (IRS Employer
of incorporation)                                                Identification
                                                                 Number)

          1400 Bristol Street N., Suite 240, Newport Beach, California 92660
                       (Address of principal executive offices)

                                    (949) 752-0071
                           (Registrant's telephone number)



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ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     Hollander, Lumer & Co. LLP (the "Former Accountant"), was replaced as independent certified public accountant and independent auditor for Nurescell Inc. (the "Company") on December 16, 1999. The Company's decision to change accountants was approved by its Board of Directors.

     The Former Accountant was replaced prior to reporting on the Company's financial statements for any period.

     During the Company's fiscal year ended March 31, 1999, and through the date of this report, there were no disagreements with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of the Former Accountant would have caused it to make reference thereto in its report on the financial statements for such year.

     During the fiscal year ended March 31, 1999, and through the date of this report, the Former Accountant did not advise the Company with respect to any of the matters described in paragraphs (a) (1)(vi) (B)(1) through (3) of Item 304 of Regulation S-B.

     On December 16, 1999, the Company engaged Deloitte & Touche LLP as its independent auditors and independent certified public accountant.

     The Company has provided the Former Accountant with a copy of the foregoing disclosures and has requested in writing that the Former Accountant furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such disclosures. A copy of such letter has been filed as an exhibit to this report in accordance with Item 601 of Regulation S-B.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Exhibits.  The following exhibit is filed as part of this report:

          16.1 Letter, dated December 20, 1999 from Hollander, Lumer & Co. LLP to the


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               Securities and Exchange Commission stating that it has reviewed
               Item 4 in the Form 8-K and is in agreement.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 1999          NURESCELL INC.

                                   By: /s/ Sharon Nitka
                                       -------------------------------------
                                       Sharon Nitka, Chief Financial Officer